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                                                                   EXHIBIT 10.13



                   SALES AND DISTRIBUTION LICENSING AGREEMENT

         This Independent Contractor Sales and Distribution Licensing Agreement ("Agreement") is made and entered into, effective this 30th day of November 2001, by and between AMERICARE BIOLOGICALS, INC., a Florida corporation doing business at 20 N.W. 181st Street, Miami, Florida 33169 (USA) ("Americare") and THEODORE PARDO assignee(s) ("Distributor") doing business at 999 Brickell Bay Drive, #811, Miami, Florida 33131.

         WHEREAS, AMERICARE owns and/or has proprietary interest in certain non invasive diagnostic testing technology including but not limited to, testing for HIV, using its Saliva, which has been incorporated into its Ana-Sal(R) HIV Tests ("Product").

         WHEREAS, Distributor desires to market and sell the Product in the Territory as defined herein;

         WHEREAS, the parties desire to reduce to writing their agreement for Distributor to market and sell the Product;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                              A. GRANT OF LICENSE

         1. Subject to Distributor's receipt of a written government approval/certified mandate from the appropriate department of the Governments of Brazil, Argentina, Ecuador, Uruguay, Paraguay, Chile, and Mercosur (hereinafter referred to as "Mandates"), AMERICARE grants Distributor a nonexclusive license to market and sell the Product in the Territories. The term "Territory" as used in this Agreement shall mean: Those countries listed above.

         2. The term "Mandates" as used herein shall mean approval by the appropriate government's Health and/or Drug Administration that the Product is an accepted procedure and/or test within the country and complies with the country's appropriate laws governing such testing device and/or pharmacology.

         3. Distributor shall bear all expenses incurred for the acquisition of any licenses, registrations and/or Mandates for the Territory. The Product cannot be sold or marketed by Distributor prior to the issuance of the Mandates for the Product in the Territory. In the event Distributor fails to receive the Mandates within six (6) months from the effective date of this Agreement, this Agreement shall terminate without the parties having any further recourse against each other.

         4. Distributor will market and sell the Product under the Ana-Sal(R) label. Each unit of the Product sold by Distributor must also list Distributor as the distributor on the Product's label.


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         5.       AMERICARE will grant Distributor an exclusive license to
market and sell the Product after Distributor purchases the minimum units of the Product as set forth in Addendum A. Said exclusive rights shall remain in force as long as Distributor maintains the minimum annual purchase requirements set forth in Addendum A and as long as Distributor maintains the Mandates.

         6. Any and all licenses, registrations, and/or Mandates shall be the property of AMERICARE. If at any time Distributor is not in compliance with any of the terms of this Agreement, Distributor shall deliver to AMERICARE any and all licenses, registrations and/or Mandates with all duties paid; and further Distributor warrants that it shall execute any documentation necessary to facilitate the delivery of same.

         7. Any authority granted by AMERICARE to Distributor to procure any and all licenses, registrations and/or Mandates pursuant to this Agreement, shall not be considered in any way to be a granting of any intellectual property and/or other proprietary rights to Distributor.

                               B. PURCHASE ORDERS

         1. Distributor will from time to time place purchase orders with AMERICARE for the Product. AMERICARE will, upon receipt of any and all purchase orders, fill such orders within a reasonable period of time after receipt for the order. If AMERICARE is unable to fill any order within a reasonable period of time, AMERICARE will contact Distributor and advise it of the delay and inform Distributor when it can reasonably expect shipment.

                         C. SHIPMENT, DELIVERY & RECEIPT

         1. All orders will be shipped air FOB Miami. All shipping costs will be paid by Distributor. All shipments must be maintained in an air controlled temperature environment between 45 and 80 degrees Fahrenheit. Distributor may designate the common carrier to be used and AMERICARE will comply with all reasonable requests.

         2. AMERICARE will pass the risk of loss to Distributor upon the shipment of each order.

         3. All shipping documents, freight forwarder documents, import licenses, insurance, and other necessary documentation shall be secured by Distributor before the shipment of an order.




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         4.       Distributor will provide any and all documents which may be necessary to assist AMERICARE in securing the necessary export licenses from the United States to the Territory.

                        D. TECHNICAL SUPPORT AND TRAINING

         1. AMERICARE is not obligated to provide any technical support, research materials, lectures or training to Distributor. From time to time AMERICARE may provide data, descriptions and explanations of the Product. The provision of any services or materials from time to time by AMERICARE will not create any obligations under this Agreement.

         2. Any support, lectures or training provided to Distributor at the offices of AMERICARE will be provided free of charge.

         3. Any support, lectures or training provided to Distributor at any place other than the offices of AMERICARE shall be at the expense of Distributor. This includes, but is not limited to, coach air fare (business class for President), food, lodging, any expenses incurred by AMERICARE to provide the requested services. AMERICARE will not charge Distributor any professional fees for the use of any AMERICARE scientist.

                       E. MARKETING AND PRODUCT LITERATURE

         1. Distributor must submit all marketing and sales brochures, pamphlets, product inserts and other printed materials to AMERICARE for final approval. Said approval shall be within AMERICARE's sole discretion and shall not be unreasonably withheld.

         2. AMERICARE shall provide instructions for the use of the product and technical data, descriptions and explanations of the Product's technology in English only. All translations must be performed by Distributor and Distributor shall fully indemnify AMERICARE from any and all liability which may arise as a result of any translated documents. Copies of all translated documents must be provided to AMERICARE. paid.

                                   F. PAYMENT

         1. Payment to AMERICARE must be in the form of bank drafts, money wires and/or letters of credit from a FDIC approved bank. All letters of credit must be assignable,




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divisible, negotiable and irrevocable. AMERICARE must approve all letters of credit and said approval is subject to AMERICARE's sole discretion.

         2. All orders must be fully paid or secured by a letter of credit (approved by AMERICARE) prior to the shipment. AMERICARE in its sole discretion may accept partial payment.

         3. No shipment of an order will be made if a prior shipment has not been fully paid.

                            G. INDEPENDENT CONTRACTOR

         1. Distributor will perform as an independent contractor under this Agreement and not as an agent of AMERICARE. Distributor shall not represent directly or indirectly that Distributor is an agent, employee or legal representative of AMERICARE. Distributor shall not have the authority to incur any liabilities or obligations of any kind in the name of or on behalf of AMERICARE.

         2. As an independent contractor, the mode, manner, method and means used by Distributor in the performance of services shall be of Distributor's selection and under the sole control and direction of Distributor. Distributor shall be responsible for all risks incurred in the operation of Distributor's business and shall enjoy all the benefits thereof. Any persons employed by or subcontracting with Distributor to perform any part of Distributor's obligations hereunder shall be under the sole control and direction of Distributor and Distributor shall be solely responsible for all liabilities and expenses thereof. AMERICARE shall have no right or authority with respect to the selection, control, direction, or compensation of such persons.

                        H. CONFIDENTIALITY AND PUBLICITY

         1. Neither party will publish or otherwise disclose the terms, conditions and prices of this Agreement, except as required by law. Should AMERICARE-employee, in the performance of this Agreement, disclose to Distributor information that is confidential or proprietary, Distributor will not disclose or distribute any such information, in whole or in part, to any person other than Distributor's employees and agents, and solely to the extent necessary for the performance of Distributor's duties hereunder. Distributor will notify AMERICARE immediately, but within no more than three (3) business days, if this Agreement or any other document pertaining to the business dealings between the parties,




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                                                SALES AND DISTRIBUTION AGREEMENT
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is subpoenaed by any court, governmental agency or other authority.

         2. In the conduct of AMERICARE's business, AMERICARE has developed or obtained certain Confidential Business Information and Trade Secrets that are specific to AMERICARE's business, and the unauthorized use or disclosure of said Confidential Business Information and Trade Secrets would be injurious to AMERICARE. For purposes of this Agreement (i) the term "Confidential Business Information" means ideas, information, methods and documentation concerning AMERICARE or the business of AMERICARE (including but not limited to, sensitive customer data, supplier data, information regarding corporate organization, pricing and other marketing information) that is of value to AMERICARE and is not known to competitors or the public-at-large and
(ii) the term "Trade Secrets" means scientific or technical information, designs, processes, techniques or other information used or possessed by AMERICARE that derives economic and/or goodwill value from not being generally known, including but not limited to, information and documentation pertaining to the design, elements, techniques and procedures of AMERICARE's present and future products. The terms "Confidential Business Information" and "Trade Secrets" shall not include specific information that Distributor had in its possession prior to the disclosure by AMERICARE, or information that is, or becomes generally known or available to the public through no fault, act or omission of Distributor.

         3. Distributor shall never, directly or indirectly, use, disclose or disseminate to any other person, firm, organization or employee, or otherwise employ, any Trade Secrets.

         4. Upon termination of Distributor's relationship with AMERICARE for any reason, or at any time upon request of AMERICARE, distributor shall deliver to AMERICARE, all material in Distributor's possession or control which are or contain Confidential Business Information and/or Trade Secrets, or which are otherwise the property of AMERICARE.

         5. Distributor will not make reference to AMERICARE or any of AMERICARE's business units, subsidiaries, parent company, officers, employees, representatives, agents and/or business dealings, in any advertising, press releases, product labels or publicity matter without the express written consent of AMERICARE.

                             I. COMPLIANCE WITH LAWS

         1. Distributor represents that it has, as of the execution of this Agreement, all





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                                                SALES AND DISTRIBUTION AGREEMENT
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licenses and permits necessary under the law to enable Distributor to fully perform this Agreement. Further, Distributor will maintain such licenses and permits current during the term of this Agreement.

         2. Distributor agrees that it will not market, distribute and/or otherwise use the Product in any manner which violates the laws of any country.

                        J. LIABILITY AND INDEMNIFICATION

         1. Distributor will defend, indemnify and hold AMERICARE harmless from and against any damages, liabilities, claims, costs and expenses, including reasonable attorney's fees, up through and including appeals, related to Distributor's marketing and distribution of the Products or related to Distributor's breach of this Agreement. If the Distributor, within thirty (30) days after notice, fails to accept defense of any claims and/or actions, AMERICARE shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle any claims on behalf of, for the account of, and at the risk of Distributor. If the claims cannot by their nature be defended solely by one party, the other party shall make available all information and assistance that may be reasonably requested.

                        K. SUBCONTRACTING AND ASSIGNMENT

         1. This Agreement and the obligations of Distributor hereunder, may not be subcontracted by Distributor, in whole or in part, without the written consent of AMERICARE.

         2. Distributor can not assign or transfer its rights under this Agreement without the prior written consent of AMERICARE.

               L. NON-COMPETITION AND NON-SOLICITATION PROVISIONS

         1.       During the term of this Agreement and for a period of three
(3) years thereafter, Distributor will not, directly or indirectly, on Distributor's behalf or on behalf of others, solicit AMERICARE's suppliers, subcontractors and/or manufacturers for the purpose of providing the Product or similar products and/or Product. The parties agree that any breach of this covenant will cause irreparable harm to AMERICARE and will entitle AMERICARE to an injunction, without the necessity of posting any bond, in addition to other remedies available at law or equity.





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                                                SALES AND DISTRIBUTION AGREEMENT
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         2.       Distributor agrees that, during the term of this Agreement, and for a period of three (3) years thereafter, Distributor will not solicit or recruit AMERICARE's employees or employees of AMERICARE's suppliers to work for Distributor or anyone else except AMERICARE or the suppliers, as applicable. The parties agree that any breach of this covenant will entitle AMERICARE to an injunction, without the necessity of posting any bond, in addition to other remedies available at law or equity.

                           M. TESTING AND EVALUATIONS

         1. Any samples of the Product for the purpose of evaluation must be used under AMERICARE's protocol and a copy of any test results or evaluation reports must be submitted to AMERICARE in the appropriate format.

                           N. DEFINITION OF AMERICARE

         1. For purposes of this Agreement, AMERICARE means its parent company, affiliates, subsidiaries, divisions and related entities or any corporation or other business directly or indirectly controlling, controlled by or under common control by AMERICARE, whether before or after execution of this Agreement.

                      O. TERM AND TERMINATION OF AGREEMENT

         1. The beginning date of this Agreement, will be November 30th, 2001 and the expiration date will be the 30th day of November 2002 unless otherwise terminated as set forth herein.

         2. Either party may terminate this Agreement for any reason, or no reason, upon 60 days advance written notice.

         3. Either party may terminate this Agreement before its expiration immediately, and without sixty (60) days prior notice, if the other party materially breaches the Agreement. Termination of this Agreement shall not cancel or terminate any rights and/or obligations which arose prior to the effective date of termination and which must continue to give effect to their meaning at the time such right and/or obligation arose.

         4. This Agreement shall terminate immediately, with or without notice, if any entity and/or third party receives Mandates for the Product in the Territory prior to Distributor.



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                                                SALES AND DISTRIBUTION AGREEMENT
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         5.       In the event the Product fails to meet its purpose, this
Agreement shall be terminated upon sixty (60) days written notice. AMERICARE shall have thirty (30) days to cure any alleged defect after written notice of same.

                              P. GENERAL PROVISIONS

         1. Notices: All notices and demands hereunder shall be in writing and shall be served by personal service or by mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail shall be certified or registered mail, return receipt requested, or by nationally-recognized private express courier, and shall be deemed complete upon receipt, if sent to the following addresses:


AMERICARE BIOLOGICALS, INC.:        DISTRIBUTOR:

To:      Dr. Joseph P. D'Angelo     To: Theodore Pardo
Title:   President

Address: 20 NW 181st Street         Address: 999 Brickell Bay Drive
         Miami, Florida 33169                #811
                                             Miami, Florida 33131

Copy to: Corporate Counsel
         20 NW 181st Street
         Miami, Florida 33169


         2. Governing Law and Venue: This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida. Venue for any judicial proceeding shall be in Miami-Dade County, Florida, U.S.A.

         3. Relationship of the Parties: Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

         4. Force Majeure: Neither party shall be responsible for delays or failure of performance.






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                                                SALES AND DISTRIBUTION AGREEMENT
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         5.       Survival of Certain Provisions: The noncompetition and
nonsolicitation provisions and the indemnification and confidentiality obligations set forth in this Agreement shall survive the termination of this Agreement by either party for any reason.

         6. Headings: The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Agreement.

         7. All Amendments in Writing: No provision in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

         8. Entire Agreement: The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, verbal or written, and all other communications between them relating to this Agreement and to the subject matter hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

         9. Waiver: The failure or delay of any party at any time to require performance by another party of any provision of this Agreement even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision or, a waiver of the provision itself, or a waiver of any rights, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other further notice or demand in similar or other circumstances.

         10. Interpretation: No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative or counsel drafted such provision.





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                                                SALES AND DISTRIBUTION AGREEMENT
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         11.      Corporate Authority: Any corporation signing this Agreement represents and warrants that the execution, delivery and performance of this Agreement by such corporation has been duly authorized by all necessary corporate action and is valid and binding on such corporation.

         12. Attorneys Fees: In the event legal action shall become necessary to enforce any terms of this Agreement, the prevailing party shall be entitled to an award of all COSTS of such legal action, including but not limited to reasonable attorney's fees.

         13. Severability: In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below and this Agreement shall become effective as of the date first set forth above.

AMERICARE BIOLOGICALS, INC:              DISTRIBUTOR:


By:  /s/ Joseph P. D'Angelo                     /s/ Theodore Pardo
     ----------------------------        By:  ---------------------------------
     Dr. Joseph P. D'Angelo                   Theodore Pardo
     Its: President


Date: NOVEMBER 30, 2001                  Date:   NOVEMBER 30, 2001
     -----------------------                  ---------------------------------





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                                                SALES AND DISTRIBUTION AGREEMENT
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                                   ADDENDUM A

1.       THE PRICE OF THE PRODUCT PER UNIT IS $8.00 (U.S.)

2.       MINIMUM PURCHASE REQUIREMENTS:

         YEAR ONE          3% OF THE POPULATION OF _______________

         YEAR TWO          5% OF THE POPULATION OF _______________

         YEAR THREE        7% OF THE POPULATION OF _______________

3.       SAMPLES MUST BE PURCHASED AT THE FULL PRICE.




AMERICARE BIOLOGICALS, INC:              DISTRIBUTOR:


 /s/ Dr. Joseph P. D'Angelo                  /s/ Theodore Pardo
----------------------------             --------------------------------------
By: Dr. Joseph P. D'Angelo               By: Theodore Pardo

Its: President


Date: NOVEMBER 30, 2001                  Date:   NOVEMBER 30, 2001







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